Exhibit 10.2.2

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
____________________________

Stock Option Award Agreement
____________________________

     You are hereby awarded this stock option (“Option”) to purchase Shares of ExamWorks Group, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the ExamWorks Group, Inc. Amended and Restated Stock Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A. This Award is conditioned on your execution of this Award Agreement within ten (10) days after the Grant Date specified in Section 1 below. You should carefully review these documents, and consult your personal financial advisor, before accepting this Award.

     By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and Award Agreement will be made by the Company’s Board of Directors (the “Board”) or any Committee or a committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1. Specific Terms. Your Option has the following terms:

Name of Participant
Type of Option:	☐ Incentive Stock Option (ISO)1 ☐ Non-Incentive Stock Option (non-ISO)2
Grant Date:	July __, 2010.
Expiration Date:	10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
Exercise Price:	U.S. $___.___ per Share
Number of Shares Subject to Award:	__________
Vesting:	Your Award will vest, and thereby become exercisable with respect to the number of Shares covered by this Award, at the rate of ___ (1/_) on each the first ___ annual anniversary dates of the Grant Date, provided that your

1 If you directly or indirectly own more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of your ISO cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards). Only employees may receive ISOs.

2 The exercise price of a non-ISO must be at least 100% of the Fair Market Value of the underlying Shares.

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

Continuous Service has not ended before the particular vesting date (subject to any employment agreement between you and the Company).
Lifetime Transfer:	☐ Allowed for Non-ISOs pursuant to Section 12(b) of the Plan. ☐ Not allowed.
Recapture and Recoupment	☒ Section 14 of the Plan shall apply re Termination, Rescission, and Recapture of this Award. ☒ Section 15 shall apply re Recoupment of this Award.

2. Manner of Exercise. This Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit B. The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 4 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

3. Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

4. Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company (and/or any Affiliate) that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the terms of Section 1 above, on or before your Continuous Service ends.

5. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided. If Section 1 allows you to make a transfer of Non-ISOs subject to this Award, you may transfer the Non-ISOs as follows: –

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

(i)	by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or

(ii)

by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships (each a “Permitted Transferee”).

Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

7. Taxes. Except to the extent otherwise specifically provided in an employment or consulting agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8. Not a Contract of Employment. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9. Long-term Consideration for Award. If Section 1 above provides for the application of Plan Section 25 to this Award, then the terms and conditions set forth in Exhibit D are hereby incorporated by reference and made an integral part of this Award Agreement. An invalidation or incompletion of all or part of Exhibit D, or your commencement of litigation to invalidate, modify, or alter the terms and conditions set forth in Exhibit D, shall cause this Award to become null, void, and unenforceable.

10. Company Repurchase Right. Pursuant to Section 24(b) of the Plan, if your Continuous Service terminates for any reason before an initial public offering of the Shares, the Company may repurchase any Shares issued pursuant to this Award for their then Fair Market Value as determined by the Committee in good faith; provided that if your Continuous Service is terminated by the Company for Cause, the repurchase price shall be the lower of the purchase price the you paid for the Shares, if any, or the Shares’ Fair Market Value.

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

11. Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to this Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

12. Securities Law. Regardless of whether the offering and sale of this Option or Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

13. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

17. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

18. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

19. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

20. Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

     BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

EXAMWORKS GROUP, INC.

By:	________________________________
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By: ________________________________

Name of Participant: ________________________________

Exhibit A

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

____________________________

Plan Document
____________________________

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

Exhibit B

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

__________________________________

Form of Exercise of Stock Option Award
__________________________________

ExamWorks Group, Inc.

[Company Address]

      Attention: ______________________________

Dear Sir or Madam:

     The undersigned elects to exercise his/her Option to purchase _____ shares of Common Stock of ExamWorks Group, Inc. (the “Company”) under and pursuant to a Stock Option Agreement dated as of ______________.

     1. Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock owned by the undersigned, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$____________		in cash or check
$____________		in the form of ____ shares of Common Stock,
valued at $___________ per share
$____________	Total

     2. The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares otherwise subject to this Option a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise.

Very truly yours,

_______________	_________________________________________
Date	Optionee

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

Exhibit C

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

_________________________________

Designation of Death Beneficiary
_________________________________

     In connection with the Awards designated below that I have received pursuant to the ExamWorks Group, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:	___________________________________________
Address:	___________________________________________
Social Security No.:	___________________________________________

     This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐	the ______________ Award that I received pursuant to an award agreement dated ____________ __, ___ between myself and the Company.

     I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:	__________________________________

By:	__________________________________
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of ____________________
State of__________________

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

Exhibit D

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

_________________________________

Long-Term Consideration and
Company Recovery for Breach
_________________________________

By signing and accepting your Award Agreement, you recognize and agree that the Company’s key consideration in granting this Award is securing your long-term commitment to serve as its _________[include job title or description] who will advance and promote the Company’s business interests and objectives. Accordingly, you agree that this Award shall be subject to the terms and conditions set forth in Section 25 of the Plan (relating to the termination, rescission, and recapture if you violate certain commitments made therein to the Company), as well as to the following terms and conditions as material and indivisible consideration for this Award:

     (a) Fiduciary Duty. During your employment with the Company you shall devote your full energies, abilities, attention and business time to the performance of your job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, your performance of such responsibilities.

     (b) Confidential Information. You recognize that by virtue of your employment with the Company, you will be granted otherwise prohibited access to confidential information and proprietary data which are not known, and not readily accessible to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. You recognize that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense. Accordingly, you agree that you shall not, at any time during or after your employment with the Company, divulge such Confidential Information or make use of it for your own purposes or the purposes of any person or entity other than the Company.

     (c) Non-Solicitation of Customers. You recognize that by virtue of your employment with the Company you will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company during your employment. You understand and agree that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company. You further agree that during your employment with the Company you will not engage in any conduct which could in any way jeopardize or disturb any of the Company’s customer relationships. You also recognize the Company’s legitimate interest in protecting, for a reasonable period of time after your employment

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

with the Company, the Company’s customers. Accordingly, you agree that, for a period beginning on the date hereof and ending one (1) year after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company.

     (d) Non-Solicitation of Employees. You recognize the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, you agree that, for a period beginning on the date hereof and ending two (2) years after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, for yourself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any employee of the Company.

     (e) [Non-Competition.]

     (f) Survival of Commitments; Potential Recapture of Award and Proceeds. You acknowledge and agree that the terms and conditions of this Section regarding confidentiality and non-solicitation [and non-competition] shall survive both (i) the termination of your employment with the Company for any reason, and (ii) the termination of the Plan, for any reason. You acknowledge and agree that the grant of this Option is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company may pursue any or all of the following remedies if you either violate the terms of this Section or succeed for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Award):

(i)	declaration that the Award is null and void and of no further force or effect;

(ii)	recapture of any cash paid or Shares issued to you, or any designee or beneficiary of you, pursuant to the Award;

(iii)

recapture of the proceeds, plus reasonable interest, with respect to any Shares that are both issued pursuant to this Award and sold or otherwise disposed of by you, or any designee or beneficiary of you.

The remedies provided above are not intended to be exclusive, and the Company may seek such other remedies as are provided by law, including equitable relief.

     (g) Acknowledgement. You acknowledge and agree that your adherence to the foregoing requirements will not prevent you from engaging in your chosen occupation and earning a satisfactory livelihood following the termination of your employment with the Company.

Stock Option Award Agreement
ExamWorks Group, Inc.
Amended and Restated Stock Incentive Plan

PARTICIPANT

The undersigned Participant hereby accepts the foregoing terms and conditions, and recognizes and agrees that the underlying Award Agreement shall be null and void if any provisions of this Exhibit are challenged or held to be unenforceable.

By: ________________________________

Name of Participant: ________________________________

Exhibit E

EXAMWORKS GROUP, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

_________________________________

Plan Prospectus
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